Exhibit 23.10

                         Consent of Rene L. Latiolais

I hereby consent to the reference in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 (and all amendments thereto) of McMoRan Exploration Co. to my name as a person about to become a director of McMoRan Exploration Co.

                                                     /s/Rene L. Latiolais
                                                 -----------------------------
                                                        Rene L. Latiolais


New Orleans, Louisiana
August 11, 1998